                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      New England Business Service, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                       NEW ENGLAND BUSINESS SERVICE, INC.

                    Notice of Annual Meeting of Stockholders
                          To Be Held October 26, 2001

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of New England Business Service, Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, 500 Main Street, Groton, Massachusetts, on Friday, October 26, 2001 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

  1. To fix the number of directors and elect a Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

  2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 29, 2002; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on August 31, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

   A copy of the Company's annual report to stockholders for the fiscal year ended June 30, 2001, which contains financial statements and other information of interest to stockholders, accompanies this notice and the accompanying proxy statement.

   The business matters listed above are discussed more fully in the accompanying proxy statement. Whether or not you plan to attend the meeting, you are urged to study the proxy statement carefully and then to fill out, sign and date the enclosed proxy card. Record holders may also vote by telephone or through the Internet by following the instructions printed on the enclosed proxy card.

                                          By order of the Board of Directors

                                          Craig Barrows
                                          Secretary

September 21, 2001

   Whether or not you plan to attend the meeting, you are requested to sign and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose.

                       NEW ENGLAND BUSINESS SERVICE, INC.

                                500 Main Street
                          Groton, Massachusetts 01471

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held October 26, 2001

   We are mailing this proxy statement, with the accompanying proxy card, to you on September 21, 2001 in connection with the solicitation of proxies by the Board of Directors of New England Business Service, Inc. for the 2001 annual meeting of stockholders and any adjournment of that meeting. The meeting will be held on Friday, October 26, 2001, beginning at 10:00 a.m., local time, at the principal executive offices of the Company, 500 Main Street, Groton, Massachusetts.

                            INFORMATION ABOUT VOTING

Who can attend and vote at the meeting?

   Stockholders of record at the close of business on August 31, 2001 are entitled to attend and vote at the meeting. Each share of the Company's common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The proxy card provided with this proxy statement indicates the number of shares of the Company's common stock that you own and are entitled to vote at the meeting.

What constitutes a quorum at the meeting?

   The presence at the meeting, in person or represented by proxy, of the holders of a majority of the common stock outstanding on August 31, 2001, the record date, will constitute a quorum for purposes of the meeting. On the record date, 12,578,093 shares of common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and so-called "broker non-votes" (described below) will be counted as present.

How do I vote by proxy?

   If you properly fill in your proxy card and our transfer agent receives it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. No postage is required if your proxy card is mailed in the United States in the return envelope that has been enclosed with this proxy statement.

   If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

  . To fix the number of directors at nine and to elect the persons named below under "Election of Directors".

  . To ratify the selection of Deloitte & Touche LLP as independent auditors for fiscal year 2002.

  . In their discretion as to any other business which may properly come before the meeting.

Can I vote by telephone or through the Internet?

   If you hold your shares in your own name, you may vote by telephone or through the Internet by following the instructions printed on your proxy card.

How do I vote if my shares are held by my broker?

   If your shares are held by your broker in "street name", you will need to instruct your broker concerning how to vote your shares in the manner provided by your broker.

What discretion does my broker have to vote my shares held in "street name"?

   A broker holding your shares in "street name" must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker generally may vote your shares in its discretion, depending on the type of proposal involved. Under NYSE rules, there are certain matters on which brokers may not vote without specific instructions from you. If such a matter comes to a vote at the meeting, your shares will not be voted on that matter, giving rise to what is called a "broker non-vote". Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum.

Can I change my vote after I return my proxy card?

   Yes. You may change your vote at any time before your proxy is exercised. To change your vote, you may:

  . Deliver to our corporate secretary a written notice revoking your earlier vote; or

  . Deliver to our transfer agent a properly completed and signed proxy card with a later date; or

  .  Vote again by telephone or through the Internet; or

  .  Vote in person at the meeting.

   Your attendance at the meeting will not be deemed to revoke a previously-delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person.

How do I vote my 401(k) shares?

   If you participate in the Company's 401(k) plan, you will receive a proxy card that covers Company shares allocated to your account. Properly completed and signed proxy cards will serve to instruct the plan trustee on how to vote any shares allocated to your account. The plan trustee will vote all shares as to which no instructions have been received from plan participants as directed by the Company's retirement committee in their best judgment.

How are votes counted?

  . Election of directors. Assuming that the number of directors is fixed at nine, the nine nominees who receive the most votes of those shares present in person or represented by proxy at the meeting will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will have no effect on the outcome of the election.

  . Other business. The ratification of selection of independent auditors and approval of all other business which may properly come before the meeting require the favorable vote of a majority of the shares present in person or represented by proxy at the meeting and actually voting on the matter. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.

How is the Company soliciting proxies?

   We bear the cost of preparing, assembling and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone or other means of communication. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material.

                               VOTING SECURITIES

Who owns more than 5% of the Company's stock?

   On August 31, 2001, there were 12,578,093 shares of common stock outstanding. On that date, to our knowledge there were six stockholders who own beneficially more than 5% of the common stock. The table below contains information, as of that date (except as noted below), regarding the beneficial ownership of these persons or entities. Unless otherwise indicated, we believe that each of the persons or entities listed below has sole voting and investing power with respect to all the shares of common stock indicated.

                                                           Number of
                                                             Shares
                                                          Beneficially
Name and Address of Beneficial Owner                         Owned      Percent
------------------------------------                      ------------  -------
T. Rowe Price Associates, Inc............................ 1,497,000(1)   11.09
 100 E. Pratt Street
 Baltimore, MD 21202
FMR Corp................................................. 1,097,400(2)    8.72
 82 Devonshire Street
 Boston, MA 02109
Fenimore Asset Management, Inc........................... 1,091,069(3)    8.67
 118 North Grand Street
 Cobleskill, NY 12043
David L. Babson & Company Inc............................ 1,044,400(4)    8.30
 1 Memorial Drive
 Cambridge, MA 02142
Royce & Associates, Inc..................................   925,400(5)    7.36
 1414 Avenue of the Americas
 New York, NY 10019
Robert J. Murray.........................................   766,693(6)    5.87
 c/o New England Business Service, Inc.
 500 Main Street
 Groton, MA 01471

--------
(1) Information is based on Form 13F dated August 9, 2001, filed with the SEC by T. Rowe Price Associates, Inc. for the period ended June 30, 2001.

(2) Information is based on a Form 13F dated August 14, 2001, filed with the SEC by FMR Corp. for the period ended June 30, 2001.

(3) Information is based on a Form 13F dated July 26, 2001, filed with the SEC by Fenimore Asset Management, Inc. for the period ended June 30, 2001.

(4) Information is based on a Form 13F dated August 15, 2001, filed with the SEC by David L. Babson & Company Inc. for the period ended June 30, 2001.

(5) Information is based on a Form 13F dated August 9, 2001, filed with the SEC by Royce & Associates, Inc. for the period ended June 30, 2001.

(6) Includes (a) 277,270 shares owned jointly by Mr. Murray and his wife; (b) 481,028 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options; (c) 3,603 restricted shares awarded under the Company's stock compensation plan (as to which he has sole voting power, but no investment power); and (d) 4,792 equivalent shares allocated to his account in the Company's 401(k) plan.

How much stock do the Company's directors and executive officers own?

   On August 31, 2001, the directors and nominees, the executive officers of the Company named in the summary compensation table below, and all of the directors and executive officers of the Company as a group beneficially owned the number of shares of common stock shown below:

                                                Number of Shares
Name of Beneficial Owner                      Beneficially Owned(1) Percent(1)
------------------------                      --------------------- ----------
William T. End(2)............................           5,664
Neil S. Fox(3)...............................           5,174           *
Robert L. Gable(4)...........................          23,300           *
Benjamin H. Lacy(5)..........................          22,000           *
Thomas J. May(6).............................           7,010           *
Herbert W. Moller(7).........................          12,400           *
Robert J. Murray(8)..........................         766,693          5.87
Joseph R. Ramrath............................           2,000           *
Brian E. Stern(9)............................           9,433           *
M. Anne Szostak(10)..........................           8,010           *
George P. Allman(11).........................         115,869           *
David E. Berg(12)............................          55,000           *
Edward M. Bolesky(13)........................         139,688          1.10
Richard T. Riley(14).........................          55,747           *
All directors and executive officers as a
 group (17 persons)(15)......................       1,426,752         10.52

--------
*  Less than one percent

(1) The number and percent of the shares of common stock with respect to each named beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of August 31, 2001 are outstanding.

(2) Includes (a) 2,664 shares owned by Mr. End individually; and (b) 3,000 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options.

(3) Includes (a) 1,174 shares owned jointly by Mr. Fox and his wife; and (b) 4,000 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options.

(4) Includes (a) 13,300 shares owned by Mr. Gable individually; (b) 7,000 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options; and (c) 3,000 shares owned by Mr. Gable's wife individually, as to which Mr. Gable disclaims beneficial ownership.

(5) Includes (a) 17,000 shares owned by Mr. Lacy individually; and (b) 5,000 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options.

(6) Includes (a) 3,010 shares owned by Mr. May individually; and (b) 4,000 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options.

(7) Includes (a) 1,664 shares owned by Mr. Moller individually; (b) 3,736 shares owned jointly by Mr. Moller and his wife; and (c) 7,000 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options.

(8) Includes (a) 277,270 shares owned jointly by Mr. Murray and his wife; (b) 481,028 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options; (c) 3,603 restricted shares awarded under the Company's stock compensation plan (as to which he has sole voting power, but no investment power); and (d) 4,792 equivalent shares allocated to his account in the Company's 401(k) plan.

(9) Includes (a) 1,300 shares owned by Mr. Stern individually; (b) 5,000 shares which may be exercised within 60 days of August 31, 2001 through the exercise of stock options; and (c) 3,133 shares owned by Mr. Stern's wife individually, as to which Mr. Stern disclaims beneficial ownership.

(10) Includes (a) 1,500 shares owned by Ms. Szostak individually; (b) 1,510 shares owned jointly by Ms. Szostak and her husband; and (c) 5,000 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options.

(11) Includes (a) 3,480 shares owned by Mr. Allman individually; (b) 16,777 shares owned by a family trust of which Mr. Allman is a co-trustee (as to which he shares voting and investment power); (c) 91,528 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options; (d) 1,666 restricted shares awarded under the Company's stock compensation plan (as to which he has sole voting power, but no investment power); and (e) 2,418 equivalent shares allocated to his account in the Company's 401(k) plan.

(12) Includes (a) 40,000 shares owned jointly by Mr. Berg and his wife; and (b) 15,000 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options.

(13) Includes (a) 1,648 shares owned by Mr. Bolesky individually; (b) 128,196 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options; (c) 1,240 restricted shares awarded under the Company's stock compensation plan (as to which he has sole voting power, but no investment power); (d) 7,604 equivalent shares allocated to his account in the Company's 401(k) plan; and (e) 1,000 shares owned by Mr. Bolesky's daughter individually, as to which Mr. Bolesky disclaims beneficial ownership.

(14) Includes (a) 8,000 shares owned by Mr. Riley individually; (b) 46,250 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options; (c) 1,409 restricted shares awarded under the Company's stock compensation plan (as to which he has sole voting power, but no investment power); and (d) 88 equivalent shares allocated to his account in the Company's 401(k) plan.

(15) Includes (a) 62,971 shares owned by directors and executive officers individually; (b) 346,467 shares owned jointly by directors and executive officers and their respective spouses (including family trusts); (c) 982,656 shares which may be acquired within 60 days of August 31, 2001 through the exercise of stock options; (d) 10,784 restricted shares awarded to the executive officers under the Company's stock compensation plan (as to which each has sole voting power, but no investment power);
     (e) 17,741 equivalent shares allocated to the accounts of the executive officers under the Company's 401(k) plan; and (f) 6,133 shares owned individually by spouses or children of directors and executive officers, as to which the directors and executive officers disclaim beneficial ownership.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under the federal securities laws, the directors and executive officers of the Company, and certain persons who own more than 10% of the common stock, are required to report their ownership of the common stock and changes in that ownership to the SEC and the NYSE. Specific due dates for these reports have been established, and we are required to report in this proxy statement any failure to file by these dates during the Company's fiscal year 2001.

   Based solely on our review of copies of the reports we have received, or written representations from certain reporting persons, we believe that, during the Company's fiscal year 2001, all of these reporting requirements were timely satisfied by our directors, executive officers and 10% holders.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

Who sits on the Company's Board of Directors?

   The Company's by-laws provide for a Board of Directors of not fewer than three nor more than nine directors. The Board of Directors currently consists of nine members.

   You are being asked to fix the number of directors for the next year at nine and to vote for all nine directors at the meeting. Benjamin H. Lacy, a director since 1970, has decided to retire from the Board and will not be standing for re-election. The Board is nominating all eight remaining current directors for re-election, and is nominating Mr. Joseph R. Ramrath, who is not currently a director, for election at the meeting. Persons elected as directors at the meeting will hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation or removal.

   All of the nominees other than Mr. Ramrath were elected as directors at the 2000 annual meeting of stockholders. We have no reason to believe that any of the nominees will be unavailable to serve if elected. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board.

Information About the Nominees

   William T. End, age 53, has been a director of the Company since 2000. Mr. End has been Executive Chairman of the Board of Cornerstone Brands, Inc., a catalog retailer, since 2001. Prior to that he was Chairman, Chief Executive Officer and a director of Cornerstone Brands, Inc. from 1995 to 2001. Prior to that he was President and Chief Executive Officer of Lands' End, Inc., a catalog retailer, from 1991 to 1995. Mr. End is a director of IDEXX Laboratories, Inc.

   Neil S. Fox, age 61, has been a director of the Company since 1999. Mr. Fox has been Chairman and Chief Executive Officer of Neil Fox Consultancy, which provides consulting services in the field of database and direct response marketing, since February 2000. Prior to that he was Chairman and Chief Executive Officer of Lowe Fox Pavlika, a marketing consulting firm affiliated with the Interpublic Group of Companies, from 1998 to February 2000. Prior to that he was Chairman of Fox Pavlika & Partners for more than five years.

   Robert L. Gable, age 70, has been a director of the Company since 1996. Mr. Gable was Chairman of Unitrode Corporation, a supplier of electronic components and sub-systems, from 1990 until his retirement in 1998, and was Chief Executive Officer of Unitrode from 1990 to 1997. Mr. Gable is a director of Evercel, Inc. and Ibis Technology Corporation.

   Thomas J. May, age 54, has been a director of the Company since 1999. Mr. May has been Chairman and Chief Executive Officer of NSTAR, an energy utility holding company formed in connection with the combination of BEC Energy and Commonwealth Energy Systems, and its principal operating subsidiaries since 1999. Prior to that he was Chairman and Chief Executive Officer of BEC Energy, an energy utility holding company, and its principal operating subsidiaries from 1998 to 1999. He has been Chairman and Chief Executive Officer of Boston Edison Company, a regulated public utility company, since 1994, and was

President of Boston Edison from 1994 to 1999. Mr. May is a trustee of NSTAR and a director of FleetBoston Financial Corporation, Liberty Financial Companies, Inc. and RCN Corporation.

   Herbert W. Moller, age 60, has been a director of the Company since 1996. Mr. Moller retired from The Gillette Company, a diversified consumer products company, in 1998, having been with Gillette for 32 years. From 1992 until his retirement in 1998, Mr. Moller was Vice President, Finance and Strategic Planning, Gillette North Atlantic Group.

   Robert J. Murray, age 60, has been a director of the Company since 1991. Mr. Murray has been Chairman of the Board, President and Chief Executive Officer of the Company since 1995. Mr. Murray retired from The Gillette Company in 1995, having been with Gillette for more than 34 years. From 1991 until his retirement in 1995, Mr. Murray was Executive Vice President, North Atlantic Group of Gillette. Mr. Murray is a director of LoJack Corporation, Allmerica Financial Corporation and the Delhaize Group.

   Joseph R. Ramrath, age 44, has been Executive Vice President and Chief Legal Officer of the United Asset Management division of Old Mutual plc, an international financial services firm headquartered in London, England, since 2000. Prior to that he was Senior Vice President, General Counsel and Secretary of United Asset Management Corporation from 1996 until its acquisition by Old Mutual in 2000. Prior to that he was a partner and member of the management committee of the law firm of Hill & Barlow, a professional corporation.

   Brian E. Stern, age 53, has been a director of the Company since 1995. Mr. Stern has been Senior Vice President of Xerox Corporation, a provider of document processing products and services, and President of Xerox Technology Enterprises since 1999. From 1994 to 1999, he was Senior Vice President and President of the Office Document Products Group of Xerox. Mr. Stern is a director of HON Industries, Inc. and Esselte AB.

   M. Anne Szostak, age 51, has been a director of the Company since 1998. Ms. Szostak has been Executive Vice President and Corporate Director of Human Resources of FleetBoston Financial Corporation, a diversified financial services company, since 1998. From 1994 to 1998, Ms. Szostak was Senior Vice President and Corporate Director of Human Resources of Fleet. Ms. Szostak is a director of Tupperware Corporation.

What committees has the Board established?

   The Board of Directors has standing Audit, Organization and Compensation, Nominating, and Executive Committees.

   The Audit Committee recommends the selection of the Company's outside auditors, and acts as a direct channel between the independent auditors and the Board. In addition, the Committee reviews the Company's audited financial statements with the outside auditors, and reports to the Board its assessment of the quality and performance of the Company's internal auditors and independent accountants, and the adequacy of the Company's financial controls. During fiscal year 2001, members of the Committee were Messrs. End, Gable, May and Moller (chairman). At the annual meeting of the Board held on October 20, 2000, Mr. End was appointed to the Committee in place of Mr. Gable. The Committee met five times during the last fiscal year.

   The Organization and Compensation Committee reviews and makes recommendations to the Board of Directors concerning the election of officers and the compensation of the officers and directors. In addition, the Committee administers and grants awards under the Company's stock compensation plan and stock option plans. During fiscal year 2001, members of the Committee were Messrs. End, Gable, Lacy and May. At the annual meeting of the Board held on October 20, 2000, Mr. End was appointed to the Committee in place of Mr. Lacy (who had been chairman), and Mr. Gable was appointed chairman. The Committee met or acted by unanimous written consent six times during the last fiscal year.

   The Nominating Committee recommends to the Board of Directors persons to be nominated for election as directors by the stockholders at the annual meeting of stockholders or by the Board of Directors to fill vacancies. During fiscal year 2001, members of the Committee were Messrs. Fox and Stern and Ms. Szostak (chairman). The Committee recommended the persons nominated for election as directors by the stockholders at the 2001 annual meeting of stockholders.

   The Executive Committee may exercise all of the authority of the Board, except those powers that are expressly reserved to the Board by law, the Company's charter or by-laws or resolution of the Board. During fiscal year 2001, members of the Committee were Messrs. Gable, Lacy, Moller and Murray (chairman) and Ms. Szostak and, prior to October 20, 2000, former director Richard H. Rhoads, who retired from the Board at the 2000 annual meeting of stockholders. At the annual meeting of the Board held on that date, Mr. Gable was appointed to the Committee in the place of Mr. Rhoads. The Committee met or acted by unanimous written consent six times during the last fiscal year.

How often did the Board meet in fiscal year 2001?

   The Board of Directors met or acted by unanimous written consent nine times during the last fiscal year. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

How are the directors compensated?

   Directors who are also employees of the Company receive no additional compensation for serving on the Board or its committees.

   Non-employee directors receive as compensation for all services as directors an annual retainer of $22,000, plus $1,000 for each Board meeting and each committee meeting (not held on the same day as a Board meeting) which they attend. The annual retainer is paid 50% in cash and 50% in shares of common stock in accordance with the Company's stock compensation plan. Each chairman of a committee (other than Mr. Murray) receives an additional annual fee of $3,000.

   Under the terms of the Company's 1997 key employee and eligible director stock option and stock appreciation rights plan, each non-employee director is annually granted on the tenth day following his or her election at the annual meeting of stockholders an option to purchase 1,000 shares of common stock. In the case of the first annual meeting of stockholders at which a director is elected, the option grant to that director is for 3,000 shares. Each of these option grants becomes exercisable one year after the date of grant, and expires ten years after the date of grant.

   Non-employee directors may defer receipt of their cash fees and retainers pursuant to a deferral plan. Deferred amounts are generally paid to the director beginning on the first day of the first fiscal year beginning after the director's 70th birthday, and may be paid in a lump sum at that time or in quarterly installments over a period not to exceed ten years. Interest is credited to each participating director's account quarterly at the so-called "prime rate" of interest of Fleet National Bank on the last preceding June 30th and December 31st. None of the current directors has elected to defer payments as described above.

                             EXECUTIVE COMPENSATION

How were the executive officers compensated for fiscal year 2001?

   The following table sets forth all compensation paid by the Company to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company, who are collectively referred to as the "named executive officers", in all capacities for the last three fiscal years.

                           Summary Compensation Table

                                                                Long-Term Compensation
                                     Annual Compensation              Awards(1)
                              --------------------------------- ----------------------
                                                                Restricted Securities
        Name and                                 Other Annual     Stock    Underlying     All Other
   Principal Position    Year  Salary  Bonus(2) Compensation(3) Awards(4)  Options (#) Compensation(5)
   ------------------    ---- -------- -------- --------------- ---------- ----------- ---------------
Robert J. Murray........ 2001 $500,000      --      $24,995          --      80,000        $18,655
 Chairman, President     2000  500,000 $113,988      12,089      $37,993     25,000         10,590
 and CEO                 1999  500,000  129,151      37,871       43,048     50,000         10,590

George P. Allman........ 2001  210,000      --          --           --      30,000         14,759
 Senior Vice President,  2000  185,000   34,113         --        11,350     10,000         10,333
 President--Diversified  1999  175,000   84,060         --        28,006     15,000         10,293
 Operations

David E. Berg(6)........ 2001  224,500   67,500         --           --      30,000         62,151
 Senior Vice President,  2000      --       --          --           --         --             --
 President--             1999      --       --          --           --         --             --
 PremiumWear

Edward M. Bolesky(7).... 2001  210,000      --          --           --      30,000         11,560
 Senior Vice President,  2000  200,000   34,368         --        11,433     10,000         15,192
 President--NEBS         1999  180,000   51,009         --        16,978     15,000         15,113
 Direct Marketing

Richard T. Riley........ 2001  210,000      --          --           --      30,000         11,267
 Senior Vice President,  2000  200,000   64,814         --        21,601     10,000         11,300
 President--Integrated   1999  200,000   24,249         --         8,054     15,000         42,581
 Marketing Services

--------
(1) The Company has not issued stock appreciation rights. In addition, the Company does not maintain a "long-term incentive plan," as that term is defined by applicable rules. Securities underlying options are shares of common stock.

(2) For fiscal years 1999 and 2000, 25% of each named executive officer's annual bonus was paid in the form of restricted shares in lieu of cash. The dollar value of these restricted shares is excluded from the amounts reported in this column, and is set forth under the column heading "Restricted Stock Awards".

(3) The amounts reported are the value of the Company's reimbursement to Mr. Murray for his tax liability arising from the Company's payment of certain occupancy expenses associated with his residence in Boston, Massachusetts.

(4) The amounts reported are the value of restricted shares that were awarded to each named executive officer under the Company's stock compensation plan in lieu of cash as part of his annual bonus for fiscal years 1999 and 2000. The awards vest on the third anniversary of the date of grant, except that such awards will vest immediately in case of the holder's death, disability or retirement, or a change in control of the Company. Dividends are payable on unvested awards to the same extent as they are paid on the common stock generally, except that such dividend payments are automatically reinvested in shares of common stock, and the additional shares are subject to the same restrictions that are applicable to the underlying restricted shares.

   As of June 30, 2001, each of the named executive officers held the following number of unvested shares of restricted stock having the corresponding fiscal year-end values, based on the closing price ($19.20) of the common stock on June 29, 2001, the last trading day of fiscal year 2001:

                                                                 Value at Fiscal
    Name                                        Number of Shares    Year End
    ----                                        ---------------- ---------------
    Robert J. Murray...........................      3,570           $68,544
    George P. Allman...........................      1,651            31,699
    David E. Berg..............................        --                --
    Edward M. Bolesky..........................      1,229            23,597
    Richard T. Riley...........................      1,396            26,803

  --------
(5) The table below presents the components of this column for fiscal year 2001, which represent (a) the value of Company contributions to the account of each named executive officer pursuant to the terms of the Company's 401(k) plan (in the case of Messrs. Berg and Riley, the PremiumWear and Rapidforms 401(k) plans, respectively), (b) the value of premiums paid by the Company on group term life insurance for the benefit of the named executive officers, and (c) in the case of Mr. Berg, the pro-rated amount of the bonus for which he was otherwise eligible under PremiumWear's 2000 bonus plan with respect to the period from January 2, 2000 through the date on which PremiumWear became a wholly-owned subsidiary of the Company, which amount was paid to Mr. Berg following the acquisition date.

                                      401(k) Plan   Group Term Life  PremiumWear
    Name                              Contribution Insurance Premium 2000 Bonus
    ----                              ------------ ----------------- -----------
    Robert J. Murray.................   $17,750          $905              --
    George P. Allman.................    14,012           747              --
    David E. Berg....................     8,063           288          $53,800
    Edward M. Bolesky................    10,800           760              --
    Richard T. Riley.................    10,893           374              --

  --------
(6) Mr. Berg became an executive officer of the Company in connection with the acquisition of PremiumWear, Inc. by the Company in July 2000. Pursuant to the terms of his employment agreement with PremiumWear, 50% of Mr. Berg's bonus target under the Company's 2001 executive bonus plan was guaranteed.

(7) Mr. Bolesky ceased to be an executive officer of the Company on June 30, 2001.

Stock Option Plan

   The following table provides details regarding stock options granted to the named executive officers during the last fiscal year under the Company's 1997 key employee and eligible director stock option and stock appreciation rights plan. The table also shows hypothetical values of the common stock obtainable upon exercise of each option grant, net of the option's exercise price, assuming that the market price of the common stock appreciates at compound annual rates of 5% and 10% over the ten-year term of the option. The assumed rates of appreciation are presented as examples pursuant to the SEC's rules on disclosure of executive compensation. We do not advocate or necessarily agree that these rates are indicative of future growth in the market price of the common stock.

                       Option Grants in Last Fiscal Year

                                                                       Potential Realizable
                                                                         Value at Assumed
                         Number of    % of Total                       Annual Rates of Stock
                           Shares      Options     Exercise              Appreciation For
                         Underlying    Granted      Price                   Option Term
                          Options    To Employees    Per    Expiration ---------------------
Name                     Granted(1) In Fiscal Year  Share      Date        5%        10%
----                     ---------- -------------- -------- ---------- ---------- ----------
Robert J. Murray........   80,000        7.65%     $20.875  7/28/2010  $1,050,254 $2,661,550
George P. Allman........   30,000        2.87%      20.875  7/28/2010     393,845    998,081
David E. Berg...........   25,000        2.39%      19.250  7/14/2010     302,656    766,989
                            5,000         .48%      20.875  7/28/2010      65,641    166,347
Edward M. Bolesky.......   30,000        2.87%      20.875  7/28/2010     393,845    998,081
Richard T. Riley........   30,000        2.87%      20.875  7/28/2010     393,845    998,081

--------
(1) The stock options awarded vest as to 25% of the shares covered by each award on the date of grant, and as to an additional 25% of the shares covered by each award on each of the first three anniversaries of the date of grant, except that all of such options will vest immediately in case of a change in control of the Company.

   As indicated in the following table, none of the named executive officers exercised stock options during the last fiscal year. In addition, the table includes the number of shares underlying both exercisable and unexercisable stock options at the end of the last fiscal year. The table also shows the value of "in-the-money" options, which represents the positive spread, if any, between the exercise prices of stock options held by each named executive officer and the closing price ($19.20) of the common stock on June 29, 2001, the last trading day of fiscal year 2001.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                                                                      Value of Unexercised
                                                      Number of Unexercised          In-the-Money Options at
                         Number of Shares          Options at Fiscal Year End            Fiscal Year End
                           Acquired At     Value   ------------------------------   -------------------------
Name                         Exercise     Realized Exercisable     Unexercisable    Exercisable Unexercisable
----                     ---------------- -------- -------------   --------------   ----------- -------------
Robert J. Murray........       --           --             433,528          132,500  $356,482      $19,000
George P. Allman........       --           --              74,903           40,375    45,951            0
David E. Berg...........       --           --               7,500           22,500         0            0
Edward M. Bolesky.......       --           --             115,069           40,775   150,870            0
Richard T. Riley........       --           --              32,500           42,500         0            0

Stock Compensation Plan

   Under the Company's stock compensation plan, the Organization and Compensation Committee may grant awards of common stock to officers and other key employees in lieu of cash in payment of all or part of their regular, bonus, or other special compensation. During fiscal year 2001, 50% of each non-employee director's annual retainer was paid in common stock in accordance with the terms of the stock compensation plan. In addition, dividend payments on unvested awards of restricted stock were reinvested in additional shares of common stock under the stock compensation plan, and the additional shares are subject to the same restrictions that are applicable to the underlying restricted shares.

Deferred Compensation Plan

   Officers of the Company, including the named executive officers, may defer, until 60 days following the termination of employment with the Company, a portion of all compensation payable by the Company for personal services rendered to the Company. Each participating officer may request that the deferred amounts be allocated among several available investment options established and offered by the Company, subject to approval by the Company's retirement committee. The benefit payable under the plan at any time to a participant following termination of employment is equal to the applicable deferred amounts, plus or minus any earnings or losses attributable to the investment of such deferred amounts. The amount of compensation in any given fiscal year that is deferred by a named executive officer is included in the summary compensation table under the column headings "salary" or "bonus", as appropriate.

   The Company has established a trust for the benefit of participants in the deferred compensation plan. Pursuant to the terms of the trust, as soon as possible after any deferred amounts have been withheld from a plan participant, the Company will contribute such deferred amounts to the trust to be held for the benefit of the participant in accordance with the terms of the plan and the trust. However, the assets in the trust will become available to the Company's creditors if the Company becomes insolvent or bankrupt. If the funds in the trust are insufficient to pay amounts due under the plan to a participant, the Company remains obligated to pay any deficiency.

Supplemental Executive Retirement Plan

   The Company maintains a supplemental executive retirement plan, or SERP, for key employees who are designated as participants by the Organization and Compensation Committee. Benefits under the SERP are payable as a life annuity upon normal retirement at age 65, or in a reduced amount in the event of earlier retirement on or after age 55, and are based on age, length of service (not less than 5 years), the participant's annual base salary at the time of termination of employment, and an average of the participant's three highest bonuses paid during the five years immediately preceding the termination of the participant's employment. Benefits payable under the SERP are not subject to any reduction for Social Security or other offset amounts. The following table shows the annual benefit payable under the SERP to participants who retire at or after the age 65.

                            Retirement Benefit Table

                                             Annual Retirement Benefit
        Average Final Compensation    ---------------------------------------
            Used as Basis for         5 Years of 10 Years of    15 or More
       Computing Retirement Benefit    Service     Service   Years of Service
       ----------------------------   ---------- ----------- ----------------
                 $200,000              $27,500    $ 55,000       $ 75,000
                 300,000                41,250      82,500        112,500
                 400,000                55,000     110,000        150,000
                 500,000                68,750     137,500        187,500
                 600,000                82,500     165,000        225,000
                 700,000                96,250     192,500        262,500

   As of June 30, 2001, Messrs. Murray, Allman and Bolesky, who are the only named executive officers who participate in the SERP, had 5, 5 and 8 years of service, respectively, for purposes of the SERP.

Employment Agreements; Salary Continuation Arrangements; Change-in-Control Arrangements

   David E. Berg serves as President and Chief Executive Officer of PremiumWear pursuant to an employment agreement dated May 26, 2000, which was entered into in connection with the Company's acquisition of PremiumWear. The agreement is effective through June 30, 2003, and provides for a base salary of $225,000 and an option grant of 25,000 shares of common stock. The option vests as to 25% of the shares covered by the award on the date of grant, and as to an additional 25% of the shares covered by the award on each of the first three anniversaries of the date of grant. The agreement provides that Mr. Berg will participate in the Company's annual executive bonus plan, with a target bonus equal to 60% of his annual base salary, and 50% of his bonus target for fiscal year 2001 was guaranteed. Mr. Berg is also eligible to receive a special incentive bonus of up to 120% of his annual base salary for each of the Company's fiscal years 2001 through 2003, based upon PremiumWear's attainment of certain pre-established sales and earnings targets. Following a change in control, 50% of this special incentive bonus is guaranteed for the remaining term of the agreement. If Mr. Berg's employment with PremiumWear is terminated during the term of the agreement by PremiumWear without cause (as defined in the agreement) or by Mr. Berg for good reason (as defined in the agreement), Mr. Berg will continue to receive his base salary and benefits for the remaining term of the agreement, offset by any compensation or benefits provided by subsequent employment or self-employment. In addition, vesting of the option grant described above will be accelerated if Mr. Berg's employment with PremiumWear is terminated during the term of the agreement by PremiumWear without cause or by Mr. Berg for good reason. If termination under the foregoing circumstances occurs following a change in control, Mr. Berg will also be entitled to receive 50% of the special incentive bonus described above for the remaining term of the agreement.

   Richard T. Riley assumed the position of Senior Vice President and President--NEBS Direct Marketing on July 1, 2001, and in connection therewith entered into a letter agreement with the Company dated June 29, 2001. The agreement is effective through June 30, 2003, and provides that 50% of his bonus target under the Company's 2002 executive bonus plan will be guaranteed. If Mr. Riley's employment with the Company is terminated during the term of the agreement by the Company without cause (as defined in the agreement) or by Mr. Riley for good reason (as defined in the agreement), Mr. Riley will continue to receive his base salary and benefits for the remaining term of the agreement. The Company also provided an unsecured loan in the amount of $300,000 to Mr. Riley in connection with his relocation to Massachusetts. The loan is interest-free, and 20% of the principal amount will be forgiven annually so long as Mr. Riley's employment with the Company has not been terminated voluntarily by Mr. Riley or by the Company for cause. If the Company terminates Mr. Riley's employment for cause, or if he otherwise voluntarily terminates his employment, then the theretofore unforgiven principal amount will become immediately due and payable, together with interest at the prime rate accruing from the date the loan becomes due to the date of payment. Mr. Riley is solely responsible for his income tax obligations, if any, based on the value of foregone interest and forgiven principal.

   Edward M. Bolesky ceased to be an executive officer of the Company on June 30, 2001. Mr. Bolesky has entered into a salary continuation agreement with the Company, pursuant to which he has agreed to make himself available for special projects as requested by the Chief Executive Officer during the period from July 1 through December 31, 2001, and for which he will continue to be paid his regular base salary of $17,500 per month and receive his normal employee benefits. Thereafter, he will continue to receive his base salary (at the rate of $8,750 per month) and benefits until the earlier of the date on which he commences new employment or December 31, 2003. If he secures new employment prior to December 31, 2002, he will be entitled to receive a lump sum payment equal to $105,000, minus the aggregate gross payments received since January 1, 2002. All shares of restricted stock awarded to Mr. Bolesky will vest on December 31, 2001.

   The Company has entered into agreements with each named executive officer (other than Mr. Berg) providing for certain benefits in the event of a change in control of the Company. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 35% or more of the outstanding common stock. If a tender offer or exchange offer is made for more than 25% of the outstanding common stock, the named executive officer has agreed not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred.

   If, within 24 months after a change in control of the Company, the executive's employment is terminated (1) by the Company other than for cause or disability (as those terms are defined in the agreement) or (2) by the named executive officer for good reason (as defined in the agreement), the Company has agreed to pay the executive, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 2 times (in the case of Mr. Murray, 2 1/2 times) the sum of the executive's then current annualized base salary and bonus target under the Company's annual executive bonus plan. The Company has also agreed to provide the executive with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination. The Company must give 90 day advance notice of termination to the executive unless such termination is for cause. If the executive's employment with the Company or any of its subsidiaries is governed by a separate written employment agreement that provides benefits upon a termination of employment, the aggregate of any payments or benefits under such employment agreement will offset and reduce the aggregate of payments and benefits under the change in control agreement.

   Each change in control agreement provides that if any payments or benefits to be made under the agreement, individually or together with any other payments or benefits, are subject to excise tax pursuant to section 4999 of the Internal Revenue Code of 1986, as amended, the Company will "gross up" the payments to the executive as necessary (after taking into account all income taxes payable by the executive officer as a result of the receipt of the "gross up" payment) to place the executive in the same after-tax position the executive would have been in had no such excise tax been paid or incurred with respect to such payment or benefits.

   Each change in control agreement continues in effect through June 30, 2004, subject to automatic one-year extensions thereafter unless notice is given of the Company's or the executive's intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change in control agreement, the Company and each executive may terminate the executive's employment at any time. Each change in control agreement terminates if either party terminates the executive's employment before a change in control.

   Mr. Berg has entered into an agreement with PremiumWear, Inc. providing for certain benefits in the event of a change in control of PremiumWear or the Company. A change in control includes, among other things and subject to certain exceptions, a divestiture of PremiumWear or its business by the Company, or the acquisition of any person of beneficial ownership of 35% or more of the Company's outstanding common stock. If, within 24 months after a change in control, Mr. Berg's employment is terminated (1) by PremiumWear other than for cause or disability (as those terms are defined in the agreement) or
(2) by Mr. Berg for good reason (as defined in the agreement), PremiumWear has agreed to pay Mr. Berg, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 2 times Mr. Berg's annual compensation (as defined in the agreement). PremiumWear has also agreed to provide Mr. Berg with benefits under all employee welfare benefit plans, or equivalent benefits, for up 24 months following such termination. The payments and benefits payable to Mr. Berg under his employment agreement with PremiumWear will offset and reduce the aggregate of payments and benefits under his change in control agreement.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   Prior to October 20, 2000, the members of the Organization and Compensation Committee were Messrs. Gable, Lacy and May. At the annual meeting of the Board held on October 20, 2000, Mr. End was appointed to the Organization and Compensation Committee in place of Mr. Lacy.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

What is our executive compensation philosophy?

   The Organization and Compensation Committee, in exercising responsibility for setting base salary and total compensation levels, retains a nationally recognized compensation and benefits consulting firm to assist in the annual review of the direct compensation of the executive officers of the Company.

   In providing for the compensation of the executive officers, a salary structure has been developed with salary ranges for executive officers targeted to reflect a midpoint which in general is about the 50th percentile of the base salaries of officers in similar positions in a representative group of non-durable goods manufacturers and direct marketing companies of comparable size. In addition, annual bonuses are provided for, the payment and the amount of which depend upon the degree of attainment of pre-established Company and business unit sales and earnings targets and, in some instances and to varying extents, upon the attainment of pre-established individual objectives. Long-term compensation is tied directly to the increase in value of the common stock, and hence takes the form of stock options, with option prices equal to 100% of current market value, in amounts reflecting the level of responsibility of the grantees for the Company's long-range success. For one of the executive officers, the level of total compensation for fiscal year 2001 was set pursuant to the terms and conditions of an employment agreement entered into in connection with a business acquisition.

   In determining its executive compensation policies from year to year, the Company expects to take appropriate measures to prevent the employee remuneration paid by it from being rendered non-deductible by operation of the terms of Section 162(m) of the Internal Revenue Code. Such measures may include
(1) limiting the amount of non-performance-based compensation paid to any employee, and (2) complying with the statutory requirements for exempting performance-based compensation from non-deductibility by obtaining stockholder approval of qualified performance-based plans. In October 1997, such approval was obtained for the Company's 1997 key employee and eligible director stock option and stock appreciation rights plan.

How were executive base salaries determined for fiscal year 2001?

   The individual salaries of the executive officers for fiscal year 2001 were recommended by the Organization and Compensation Committee and approved by the Board of Directors at the beginning of that year in accordance with the above-stated policy. These salary recommendations were made after review of individual performance evaluations by the Chief Executive Officer and discussion with him of the performance of the Company during fiscal year 2000 and of the individual performances of the executive officers (other than himself) during that year.

How were annual executive bonuses determined for fiscal year 2001?

   At the beginning of fiscal year 2001, all of the executive officers were designated as participants in the Company's annual executive bonus plan and target bonuses of 70% of base salary for the Chief Executive Officer and 60% of base salary for the other executive officers were established. A combination of financial performance targets in a range from 70% to 100% and personal objectives in a range from 0% to 30% of the target bonus were established as the goals for the achievement of 100% of the target bonus for each of the executive officers.

   Based on these criteria, neither the Chief Executive Officer nor any of the other executive officers earned bonuses for fiscal year 2001, except that pursuant to his employment agreement, one executive officer received a guaranteed bonus payment equal to 30% of his base salary.

Were stock options granted to executives in fiscal year 2001?

   In July 2000, the Committee, employing the Black-Scholes methodology and after consulting with the Board of Directors, authorized the granting of a stock option to the Chief Executive Officer to purchase shares with a market value on the date of grant approximating 110% of his fiscal year 2001 base salary. At the same meeting, options were granted to the other executive officers for shares with a market value approximating 90% of their respective fiscal year 2001 base salaries. In all cases, the per share option exercise price for options granted by the Committee in fiscal year 2001 was set at 100% of the then current market value of a share of the common stock. One executive officer received two stock option grants for a total of 30,000 shares pursuant to the terms of his employment agreement.

How was the Chief Executive Officer's compensation determined for fiscal year 2001?

   The process by which the compensation of Robert J. Murray, as Chairman, President and Chief Executive Officer, was arrived at is as stated above and differed in no material way from that employed with respect to the other executive officers. With Mr. Murray's base salary being in an appropriate range as determined by the Committee's independent compensation consultant, there was no adjustment made to Mr. Murray's base salary for fiscal year 2001.

   Because Mr. Murray's principal residence is located more than 75 miles from the Company's headquarters, the Company pays certain occupancy expenses associated with a second residence within a shorter commuting distance and reimburses Mr. Murray for his tax liability arising from this arrangement. Otherwise, Mr. Murray was not provided any fringe benefits other than those available to all officers of the Company.

                    Organization and Compensation Committee

                      William T. End
                      Robert L. Gable (Chairman)
                      Thomas J. May

                         REPORT OF THE AUDIT COMMITTEE

   The Board of Directors has adopted a written charter under which the Audit Committee operates (a copy of which is included as Appendix A to this proxy statement), and has determined that all members of the Committee are "independent" in accordance with the currently applicable rules of the NYSE.

   In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2001 with the Company's management and Deloitte & Touche LLP, our independent auditors.

   The Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees". In addition, the Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche its independence from the Company and its management.

   Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in our annual report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the SEC.

                                Audit Committee

                                 William T. End
                                 Thomas J. May
                                 Herbert W. Moller (Chairman)

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   At the end of fiscal year 2001, the Company had outstanding borrowings of approximately $53,550,000 from Fleet National Bank, one of several banks party to an unsecured, revolving line of credit with the Company. Fleet National Bank is a wholly owned subsidiary of FleetBoston Financial Corporation, of which M. Anne Szostak is an executive officer. Ms. Szostak is a director of the Company.

   During fiscal 2001, the Company paid $134,000 to iProspect.com, Inc. for Internet marketing services. The Company expects to engage iProspect.com, Inc. to provide additional services during fiscal 2002, for which it expects to pay less than $60,000. The President of iProspect.com, Inc. is the son of Robert J. Murray, who is the Chairman, President and Chief Executive Officer and a director of the Company. Management believes that the terms of iProspect.com, Inc.'s engagement are no less favorable to the Company than could have been obtained from a comparably qualified unrelated third party.

                               PERFORMANCE GRAPH

   The following chart compares the value of $100 invested in the Company's common stock from June 28, 1996 through June 30, 2001 with a similar investment in the S&P 600 small cap stock index, and in a peer group consisting of seven(/1/) publicly held companies selected on the basis of similarity to the Company in the nature of products offered, marketing and distribution channels utilized and customer markets served. The comparison assumes that all dividends are reinvested.


                                [GRAPH]

            NEBS    S&P 600    Peer Group   Former Peer Group
1996          100       100         100            100
1997       137.79    120.00       97.98          90.93
1998       168.46    143.68       85.76          82.49
1999       152.29    137.35       83.99          86.32
2000        90.77    157.73       50.14          55.98
2001       110.76    177.41        76.6          79.42

Peer Group Companies:

Deluxe Corporation         Moore Corporation, Ltd.    Wallace Computer
Ennis Business Forms, Inc. The Standard Register      Services, Inc.
John H. Harland Co.        Co.
                           Systemax Inc.
--------
(1) The Reynolds & Reynolds Company was previously included in the index of peer group companies because of the similarity of that company's printed forms business to the Company's business. In August 2000, The Reynolds & Reynolds Company sold its printed forms business, and as a result it has been removed from the index of peer group companies. In accordance with SEC rules, return data for the peer group, including The Reynolds & Reynolds Company, is provided above as the "former peer group" for comparative purposes, but will not be provided in future years.

                                  PROPOSAL TWO

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   Upon the recommendation of its Audit Committee, the Board of Directors selected the firm of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 29, 2002, subject to ratification by the stockholders at the 2001 annual meeting of stockholders. A representative of Deloitte & Touche, which served as independent auditors for fiscal year 2001, is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

                            INDEPENDENT AUDITOR FEES

   The aggregate fees billed by Deloitte & Touche LLP for professional services to the Company and its subsidiaries for fiscal year 2001 were as follows:

  . Audit Fees: $285,000 for services rendered for the annual audit of the Company's consolidated financial statements for fiscal year 2001 and the quarterly reviews of the financial statements included in the Company's quarterly reports on Form 10-Q filed with the SEC.

  . Financial Information Systems Design and Implementation: Deloitte & Touche did not provide the Company with any professional services in connection with financial information systems design and implementation during fiscal 2001.

  . All Other Fees: $233,407 for other non-audit activities, including $77,000 for tax services; $72,722 for statutory and benefit plan audits; $66,185 for acquisition-related services; and $17,500 for consulting services on accounting matters.

   The Audit Committee considered whether the provisions of the foregoing services is compatible with maintaining Deloitte & Touche's independence.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at the 2002 annual meeting of stockholders must be received by the Company at its offices at 500 Main Street, Groton, Massachusetts 01471 no later than May 24, 2002, in order to be considered for inclusion in the Company's proxy statement and proxy card relating to that meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

   Additionally, under the advance notice provisions in our by-laws, director nominations or any other proposals to be presented outside of the processes of Rule 14a-8 by a stockholder from the floor of the 2002 annual meeting of stockholders must be submitted by the stockholder to our corporate secretary at the above address no later than July 28, 2002 and no earlier than June 28, 2002. The notice must contain the information required by the by-laws. These advance notice provisions are separate from the requirements which a stockholder must meet in order to have a proposal included in the Company's proxy statement under Rule 14a-8.

                              DIRECTOR NOMINATIONS

   The Nominating Committee will consider your suggestions regarding potential candidates for Board membership as part of the Committee's review of the composition of the Board. Your recommendations may be sent to the Nominating Committee through our corporate secretary at the above address.

                           ANNUAL REPORT ON FORM 10-K

   You may obtain a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2001 (without exhibits) without charge by writing to: Investor Relations, New England Business Service, Inc., 500 Main Street, Groton, MA 01471.

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

Composition:

   The Audit Committee of the Board of Directors shall be composed of at least three members, all of whom are non-employee directors and are free of any relationship with the Company or its management that, in the opinion of the Board, would interfere with their exercise of independent judgment as Committee members. All members of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise.

   Determination of a director's independence, financial literacy, and accounting and/or financial expertise for purposes of establishing his or her qualifications for membership on the Committee shall be made by the Board in its business judgment, subject to applicable criteria set forth from time to time in the New York Stock Exchange's rules for listed companies. The Company will sponsor education opportunities for Committee members in relevant areas.

   The members of the Committee shall be elected annually by the Board at the first meeting of the Board following the annual meeting of stockholders. Unless a Chairman is designated by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership. The Committee will designate a Secretary to prepare minutes of meetings from among its members or such other persons as it deems appropriate.

Purpose:

   The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing: the financial information that will be provided by the Company to the stockholders and others; the systems of internal controls regarding finance, accounting and legal compliance which management and the Board have established; and the Company's auditing, accounting and financial processes generally. The Committee also should provide a means of communication among the Company's outside auditors, internal audit department, management and the Board.

Meetings:

   The Committee will hold four regular meetings annually. Regular meetings should be scheduled so as to enable the Committee to review the Company's quarterly financial results with management and the outside auditors prior to the public release of the Company's earnings. Special meetings may be called by the Chairman of the Committee or a majority of the members of the Committee as circumstances dictate.

Responsibilities:

 Oversight of Auditors

   The Company's internal audit department and outside auditors report to management for regular activities, but are ultimately accountable to the Board of Directors and the Audit Committee. The Board, based on the recommendations of the Committee, has the ultimate authority and responsibility to select the outside auditors for each fiscal year, subject to ratification by the stockholders, to evaluate the performance of the outside auditors and, where appropriate, to replace the outside auditors.

   In meeting these responsibilities, the Committee is expected to:

     1. Recommend to the Board the selection of the outside auditors for each fiscal year, subject to ratification by the stockholders. In connection with this selection, the Committee should obtain, on an annual basis, a formal written statement from the outside auditors delineating all relationships between the Company and the auditors, and should actively engage in a dialogue with the outside auditors with respect to any disclosed relationships. In making its recommendation, the Committee should take or recommend appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

     2. Review and approve the outside auditors' engagement letter and the compensation of the outside auditors for audit-related services.

     3. With respect to the provision of any non-audit related services by the outside auditors, review such services with management and consider whether, in the Committee's business judgment, the provision of such services is compatible with maintaining the outside auditors' independence. The Committee should take or recommend appropriate action to satisfy itself that the outside auditors' provision of non-audit related services does not impair the outside auditors' independence.

     4. Review the performance of the outside auditors and make recommendations to the Board regarding the discharge of the outside auditors as circumstances warrant.

     5. Review and approve the Company's internal audit charter, annual audit plans and budget, including coordination with the outside auditors. In this regard, the Committee should ensure that the internal audit department has sufficient independence and authority from management to perform its responsibilities, and should encourage the director of internal audit to communicate regularly with the Committee.

     6. Review and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

     7. Confer with the outside auditors and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; periodically throughout the year review the internal audit department's progress against plan, including overall performance; direct the attention of the auditors to specific matters or areas deemed by the Committee to be of special significance; and authorize the auditors to perform such supplemental reviews or audits as the Committee may deem desirable.

 Financial Reporting and Internal Controls

   The Audit Committee serves as an independent and objective party to monitor the Company's financial reporting process and internal control system. In meeting these responsibilities, the Committee is expected to:

     1. Review with the outside auditors, the director of internal audit, and management their assessment of:

       (a) the reliability and integrity of the Company's accounting policies, financial reporting, and disclosure practices; and

       (b) the adequacy and effectiveness of the Company's system of internal control, including accounting and financial controls and information system control and security.

     2. Review with the outside auditors, the director of internal audit and management any significant findings, risks or exposures with respect to the foregoing policies and practices that are raised by the outside auditors or internal audit, together with the recommendations made by the respective auditors and management's responses thereto.

     3. Review with the outside auditors, the director of internal audit and management the extent to which changes or improvements in the foregoing policies and practices have been implemented.

     4. Prior to the public dissemination of the press release announcing the Company's financial results for the year, review with the outside auditors and management:

       (a) the results of the outside auditors' audit of the Company's financial statements and their report thereon, including discussion of any significant changes in accounting principles and significant proposed adjustments;

       (b) any significant changes required in the outside auditors' audit plan;

       (c) any significant difficulties or disputes with management encountered by the outside auditors during the course of the audit; and

       (d) other matters related to the conduct of the audit which are to be communicated to the Committee by the outside auditor under generally accepted auditing standards.

     5. With respect to the Company's annual report on Form 10-K, review the audited financial statements for the year contained therein with management and ensure that the outside auditors are satisfied with the proposed disclosure and content of such financial statements. Based on the review and discussions with management and the outside auditors described above, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

     6. Review and approve the Audit Committee report prepared in accordance with the rules of the Securities and Exchange Commission for inclusion in the proxy statement relating to the Company's annual meeting of stockholders, beginning with the 2001 annual meeting.

     7. Prior to the public dissemination of the press release announcing the Company's interim quarterly financial results, review with the outside auditors and management the results of the outside auditors' interim financial review conducted in accordance with Statement of Auditing Standards No. 71.

     8. With respect to the Company's quarterly reports on Form 10-Q, ensure that the outside auditors are satisfied with the proposed disclosure and content of the Company's financial statements for the quarter contained therein.

     9. Discuss with the outside auditors the professional competence of the Company's financial, accounting and internal audit personnel.

 Committee Processes

   In meeting its general responsibilities described herein, the Audit Committee is expected to:

     1. Review and reassess the adequacy of this charter annually, or more frequently as circumstances warrant, and report and make recommendations to the Board on the responsibilities set forth herein.

     2. Create an annual agenda for the ensuing year, and periodically modify such agenda as circumstances warrant.

     3. Prepare minutes of all meetings of the Committee. The Chairman of the Committee should submit all such minutes to, or report on the matters discussed at each Committee meeting with, the full Board.

     4. Meet with the outside auditors, the director of internal audit, and management in separate executive sessions to discuss any matter that the Committee or these groups believe should be discussed privately with the Committee.

     5. Review at least annually with the Company's in-house counsel legal compliance matters, including litigation, claims, assessments and contingencies.

     6. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

     7. Consult with outside counsel, accountants, or other experts as the Committee determines is advisable to assist it in the performance of its responsibilities.

                                  DETACH HERE

                                     PROXY

                      NEW ENGLAND BUSINESS SERVICE, INC.

                  Meeting of Stockholders - October 26, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF NEW ENGLAND BUSINESS SERVICE, INC.

  The undersigned stockholder in New England Business Service, Inc. (the "Company") hereby appoints Robert J. Murray and Daniel M. Junius and each of them, attorneys, agents and proxies, with power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote, and, if applicable, hereby directs the trustee of the 401(k) Plan for Employees of New England Business Service, Inc. (the "Plan") to vote all shares of Common Stock of the Company allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 500 Main Street, Groton, Massachusetts on October 26, 2001 at 10:00 a.m., local time, and any adjournments thereof.

------------                                                     ------------
SEE REVERSE                                                      SEE REVERSE
   SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
------------                                                     ------------

-------------------
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Call Toll-Free on a Touch-Tone Phone
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------------------------------------------------
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------------------
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------------------

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------------------------------------------------
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 3. Enter your 14-digit Voter Control Number
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                                  DETACH HERE

[x] Please mark votes as in this example.                               __
                                                                         |

  The shares represented by this proxy will be voted as directed by the undersigned. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS AS DESCRIBED IN DETAIL IN THE PROXY STATEMENT.
  1. To fix the number of persons constituting the full Board of
     Directors at nine and to elect the following nominees as directors:
     (01) William T. End, (02) Neil S. Fox, (03) Robert L. Gable,
     (04) Thomas J. May, (05) Herbert W. Moller, (06) Robert J. Murray,
     (07) Joseph R. Ramrath, (08) Brian E. Stern and (09) M. Anne Szostak
           FOR                     WITHHELD
           ALL     [ ]        [ ]  FROM ALL
         NOMINEES                  NOMINEES

  [ ] _______________________________________
      For all nominees except as noted above.

                                              FOR  AGAINST  ABSTAIN
  2. To ratify the selection of Deloitte &    [ ]    [ ]      [ ]
     Touche LLP as independent auditors
     of the Company for the current fiscal
     year ending June 29, 2002.

  3. And to vote and act upon any other business which may properly come before the meeting or any adjournment thereof.

  MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

Please sign exactly as your name is printed opposite. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give title. If stock is held in joint names, all named stockholders should sign.

Signature:____________ Date:______ Signature:____________ Date:______